EXHIBIT 5.1 LEGAL OPINION
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October 28, 2010

Classic Rules Judo Championships, Inc.
100 Research Drive, Suite 16
Stamford, CT 06906

Re: Registration Statement on Form S-1/A filed June 10, 2010 for Classic Rules Judo Championships, Inc.

Ladies and Gentlemen:

We have acted as counsel to Classic Rules Judo Championships, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-1/A, of 10,575,942 of the Company's common stock, par value $0.001 which are issued to certain selling security holders (the "Shares"). In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance of the Shares, the Company's Articles of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Counsel's opinion is based on review of the applicable statutory provisions, the rules and regulations underlying those provisions, and the applicable judicial and regulatory determinations of the state of Delaware.

In connection with this opinion, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, in accordance with Maryland law including the statutory provisions, and reported judicial decisions interpreting those laws, it is our opinion that the Shares now issued are duly authorized, legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We assume no obligation to supplement this letter if any applicable laws change afterthe date the registration statement becomes effective or if we become aware of any facts that might change the opinions expressed herein after the date the registration statement becomes effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption Legal Matters in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

SEC ATTORNEYS, LLC

/s/ Jerry Gruenbaum
Jerry Gruenbaum. Esquire

SEC ATTORNEYS, LLC IS A PRIVATELY OWNED LAW FIRM THAT REPRESENTS REGISTRANTS BEFORE THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND NOT AFFILIATED WITH ANY GOVERNMENTAL AGENCY INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR IS IT AUTHORIZED BY THEM TO COMMUNICATE OR ACT IN ANY MANNER ON THEIR BEHALF.